REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of January 16, 2008, by and between NANOSENSORS, INC., a Nevada corporation (the “Company”), and the Securityholders of the Company who have signed the signature pages hereto (the “Securityholders”).

The Securityholders and CUCHULAINN HOLDINGS, INC., a Panamanian corporation (“Holdings”) entered into the Old Registration Rights Agreement, relating to the registration of the shares of Holdings Common Stock acquired by the Securityholders in connection with a Private Placement that closed on or around November 20, 2007.

Section 2(g)(i) of the Merger Agreement provides that the Old Registration Agreement will be replaced by this Agreement.

The Company has agreed to use its reasonable efforts to register the Registrable Securities under the Securities Act and applicable state securities laws for holders of Registrable Securities.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Securityholders agree as follows:

ARTICLE 1 - DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a)  “Agreement” has the meaning set forth in the preamble hereto.

(b)  “Acquisition” means CUCHULAINN ACQUISITION INC., a Panamanian corporation.

(c)  “Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(d)  “Common Stock” means the common stock, par value $0.001 per share, of the Company.

(e)  “Exchange” means any transaction in or by virtue of which the Registrable Securities are exchanged, converted into or otherwise become other securities of the Company or the securities of any other issuer, and includes, without limitation, a merger, consolidation, combination of shares into a lesser number of shares, a subdivision of shares into a greater number of shares and reclassification, except as otherwise provided in the Warrant.

(f)  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any similar successor statute, as each may be in effect from time to time.

(g)  “Holdings Common Stock” means the common stock of Holdings.

(h)  “Holdings Warrants” means the warrants delivered by Holdings to the Securityholders issued in connection with the Private Placement that conferred upon the Securityholders the right to purchase one-half (1/2) share of Holdings Common Stock on the terms and conditions set forth therein.

(i)  “Merger” means the merger of Holdings with and into Acquisition pursuant to the provisions of the Merger Agreement.

(j)  “Merger Agreement” means the Agreement and Plan of Merger, dated as of November 27, 2007, by and among the Company, Acquisition and Holdings, as amended.

(k)  “Old Registration Rights Agreement” means the Registration Rights Agreement between Holdings and the Securityholders, issued in connection with the Private Placement, whereunder Holdings agreed to register the Holdings Common Stock issued to the Securityholders in the Private Placement, the Warrants and the shares of Holdings Common Stock underlying the Warrants, on the terms and conditions set forth therein.

(l)  “Private Placement” means the private placement of units of Holdings’ securities, each of which comprised one share of Holdings Common Stock and one Holdings Warrant, which closed on or around November 20, 2007, relating to 6,200,000 units comprising a total of 6,200,000 shares of Holdings Common Stock and Holdings Warrants to purchase an additional 3,100,000 shares of Holdings Common Stock.

(m)  “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing the Registration Statement or Registration Statements in compliance with the Securities Act and the declaration or ordering of effectiveness of such Registration Statement or Statements by the SEC.

(n)  “Registrable Securities” means collectively: (i) the Shares; (ii) the Warrant Shares and (iii) the Warrant; provided, however, that the Shares and the Warrant Shares shall be treated as Registrable Securities only if and for so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof, in the case of either clause (A) or clause (B) in such a manner that, upon the consummation of such sale, all transfer restrictions and restrictive legends with respect to such shares are removed upon the consummation of such sale. For the avoidance of doubt, “Registrable Securities” does not include any unexercised option(s), warrant(s) for the purchase of any securities of the Company or shares of the Series A Preferred Stock, but shall include any securities received upon an Exchange.

(o)  “Registration Period” means the period that shall commence when the Registration Statement becomes effective and shall end when all of the Registrable Securities have been sold pursuant to such Registration Statement.

(p)  “Registration Statement” means a registration statement on Form SB-2, or another suitable form permitted by the SEC, filed by the Company under the Securities Act, that pertains to the registration of the Shares and the Warrant Shares, among others, subject to the provisions of this Agreement, as applicable.

(q)  “Scheduled Filing Date” means October 31, 2008.

(r)  “SEC” means the United States Securities and Exchange Commission.

(s)  “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute as each may be in effect from time to time.

(t)  “Selling Securityholders” means the Securityholders in their capacities as persons who are participating in any registration of Registrable Securities pursuant to this Agreement.

(u)  “Series A Preferred Stock” means the series of preferred stock, par value $0.001 per share, of the Company, denominated “Series A Convertible Preferred Stock.”

(v)  “Shares” means the shares of Common Stock acquired by the Securityholders upon conversion of the shares of Series A Preferred Stock that are subject to this Agreement and any securities of any issuer which the Securityholders shall receive as a result of an Exchange.

(w)  “Warrants” means the Common Stock Purchase Warrants delivered by the Company to the Securityholders pursuant to Section 2(g)(i) of the Merger Agreement in exchange for the Holdings Warrants held by the Securityholders.

(x)  “Warrant Shares” means the shares of Common Stock underlying the Warrants and any securities of any issuer which shall underlie the Warrants as the result of an Exchange.

ARTICLE 2 - REGISTRATION

2.1  Registration. The Company hereby agrees that, after the conversion of the Series A Preferred Stock into shares of Common Stock, it will use its reasonable efforts to file with the SEC a Registration Statement by the Scheduled Filing Date with respect to all of the Registrable Securities.

ARTICLE 3 - OBLIGATIONS OF THE COMPANY

In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

3.1 Availability of Registration Statement. The Company shall use its reasonable efforts to prepare and file with the SEC the Registration Statement required by Article 2 and use its reasonable efforts to cause such Registration Statement to become effective and, once effective, to continue to be effective throughout the Registration Period.

3.2  Amendments to Registration Statement. The Company shall use its reasonable efforts to prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep any effective Registration Statement effective and such prospectus available for use at all times during the Registration Period (including, without limitation, amendments and supplements necessary in connection with a change in the “Plan of Distribution” section in any Registration Statement or prospectus) and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement until the termination of the Registration Period. The Company shall use its reasonable efforts to cause any such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

3.3  Information. Upon written request, the Company shall furnish to any Selling Securityholder and its legal counsel, promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, and such number of copies of each prospectus, including each preliminary prospectus, and all amendments and supplements thereto, and such other documents as such Selling Securityholders may reasonably request in order to facilitate the disposition of the Registrable Securities. The Company shall promptly notify all Selling Securityholders of the effectiveness of any Registration Statement or post-effective amendments thereto.

3.4 Blue Sky. The Company shall (a) register and qualify the Registrable Securities covered by any Registration Statement under the securities laws of such jurisdictions in the United States as each Selling Securityholder who holds any such Registrable Securities reasonably requests, (b) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof and availability for use during the Registration Period, (c) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (d) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4, (ii) subject itself to general taxation in any such jurisdiction or (iii) file a general consent to service of process in any such jurisdiction.

3.5 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities without the prior written consent of the holders of more than 50% of the Registrable Securities then outstanding, unless such new registration rights, including standoff obligations, are subordinate to the rights of the Securityholders hereunder.

3.6 Correction of Statements or Omissions. As soon as practicable after becoming aware of any event, of which the Company has actual knowledge, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or fails to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company shall publicly announce or notify all Selling Securityholders of the happening of such event, and shall use commercially reasonable efforts as soon as possible to (but in any event it shall within five (5) Business Days or three (3) Business Days of the receipt by the Company from its accountants of financial information required to correct such untrue statement or omission, as applicable) prepare a supplement or amendment to the Registration Statement (and make all required filings with the SEC and all applicable state securities or blue sky commissions) to correct such untrue statement or omission if not otherwise satisfied through the filing of a report to the SEC or otherwise pursuant to applicable securities laws (but such supplement or amendment or other filing shall not be required if, notwithstanding the Company’s commercially reasonable efforts so to prepare and file such supplement, amendment or other filing, such supplement, amendment or other filing is no longer required by applicable law to correct such untrue statement or omission because such untrue statement or omission no longer exists); and the Company shall simultaneously (and thereafter as requested) deliver such number of copies of such supplement or amendment to each Selling Securityholder (or other applicable document) as such Securityholder may request in writing.

3.7 Stop Orders. The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable time, and the Company shall immediately notify all Selling Securityholders and, in the event of an underwritten offering, the managing underwriter(s), of the issuance of such order and the resolution thereof.

3.8 SEC Comments. The Company will adequately respond to SEC’s comments to the Registration Statement within ten (10) Business Days after receipt thereof to the extent practicable and if not practicable, as quickly as possible acting with diligence, and thereafter request effectiveness of the Registration Statement within five (5) Business Days of receipt of a “no review” or “no further comments” notification.

3.9 Inspection of Records. The Company shall provide each Selling Securityholder, and any underwriter who may participate in the distribution of Registrable Securities, and their respective representatives, the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which the Selling Securityholders and any such underwriter may reasonably request in connection with the Registration Statement; provided, however, that the Selling Securityholders and any such underwriter shall hold in confidence and shall not make any disclosure of any record or other information which the Company determines in good faith to be confidential, and of which determination the inspectors are so notified in writing, unless (a) the disclosure of such records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or is otherwise required by applicable law or legal process, or (c) the information in such records has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the relevant inspector).

3.10 Information Respecting Selling Securityholders. At least 10 days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Selling Securityholder of the information the Company requires from each such Selling Securityholder in connection with the preparation of the Registration Statement. The Company shall hold in confidence and not make any disclosure of non-public information concerning any Selling Securityholder provided to the Company by such Selling Securityholder unless (a) disclosure of such information is necessary to comply with federal or state securities laws, rules, statutes or regulations, (b) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or other public filing by the Company, (c) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or is otherwise required by applicable law or legal process, (d) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (e) such Securityholder consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning any Selling Securityholder is sought in or by a court or governmental body of competent jurisdiction in or through other means, give prompt notice to such Securityholder prior to making such disclosure, and allow such Selling Securityholder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

3.11 Listing. The Company shall use commercially reasonable efforts to cause the listing and the continuation of listing of all the Common Stock covered by any Registration Statement on each securities exchange or quotation system upon which any other securities of the Company is then listed or quoted.

3.12 Transfer Agent. The Company shall act as transfer agent for all securities subject to this Agreement other than Common Stock.

3.13 Delivery of Certificates; Opinions of Counsel. The Company shall cooperate with any and all Selling Securityholders who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as such Selling Securityholders or the managing underwriter or underwriters, if any, may reasonably request and registered in such names as such Selling Securityholders or the managing underwriter or underwriters, if any, may request, and, upon the written request of the transfer agent for the Company or the managing underwriter or underwriters, as applicable, within two (2) Business Days of such request, the Company shall cause legal counsel selected by the Company to deliver to the transfer agent or the managing underwriter or underwriters, as applicable, and the Selling Securityholders an opinion (a “Transfer Opinion”) of such counsel in a form reasonably acceptable to the transfer agent or managing underwriter or underwriters, as applicable, and the Selling Securityholders. Such opinion shall include, without limitation, opinions to the effect that (i) the Registration Statement has become effective under the Securities Act and no order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Registration Statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor has the SEC or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, (ii) all of the Registrable Securities covered by such Registration Statement may be sold or otherwise transferred pursuant to the Plan of Distribution set forth in the prospectus forming a part of the Registration Statement, and (iii) the Registration Statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, complies as to form with the Securities Act. Such Transfer Opinion shall also state the jurisdictions in which the Registrable Securities have been registered or qualified for sale.

3.14 Compliance with Laws. The Company shall comply with all applicable laws related to the Registration Statement and offering and sale of securities covered by the Registration Statement and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act).

ARTICLE 4 - OBLIGATIONS OF THE SELLING SECURITYHOLDERS

4.1 Obligations of the Selling Securityholders. By electing to participate in any registration of Registrable Securities as a Selling Securityholder, each Selling Securityholder agrees as follows:

(a)  Information Concerning Securityholders; Cooperation. The Selling Securityholder shall cooperate with the Company in connection with the preparation and filing of any Registration Statement, and, for as long as the Company is obligated to keep any such Registration Statement effective, such Selling Securityholder will provide to the Company, in writing, for use in the Registration Statement, all information regarding the Registrable Securities held by such Selling Securityholder, the intended method of distribution of such Registrable Securities and such other information as may be necessary to enable the Company to prepare the Registration and prospectus covering the Registrable Securities and to maintain the currency and effectiveness thereof. The Selling Securityholder shall deliver to the Company the information requested by it pursuant to the first sentence of Section 3.10 within five (5) days of request therefor or shall be excluded from such registration.

(b)  SEC Comments. The Selling Securityholder agrees to use reasonable efforts to cooperate with the Company (at the Company’s expense) in responding to comments of the staff of the SEC relating to the Selling Securityholder.

(c) Suspension of Offering or Distribution. If, upon notice from the Company of the happening of any of the events specified in Sections 3.6 or 3.7, the Company requires the suspension by the Selling Securityholder of the distribution of any of the Registrable Securities, the Selling Securityholder shall cease offering or distributing the Registrable Securities until such time as the Company notifies such Selling Securityholder that offering and distribution of the Registrable Securities may recommence.

(d) Each Selling Securityholder agrees not to take any action to cause such Selling Securityholder to become a registered broker-dealer, as defined under the Exchange Act.

(e) Each Selling Securityholder covenants and agrees that such holder will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

ARTICLE 5 - EXPENSES OF REGISTRATION

5.1 Expenses. With respect to each registration of Registrable Securities hereunder, all expenses of the Selling Securityholders (other than underwriting discounts and commissions and transfer taxes), including, without limitation, the reasonable fees and disbursements of one attorney representing all of the Selling Securityholders in connection with the consummation of the transactions contemplated by this Agreement, all registration, listing and qualification fees (including applicable state securities or Blue Sky laws), printers’ and accountants’ fees, the fees and disbursements of counsel for the Company, and Securities Act liability insurance, if the Company so desires such insurance, shall be borne by the Company.

ARTICLE 6 - INDEMNIFICATION

In the event that any Registrable Securities are included in a Registration Statement under this Agreement:

6.1 Indemnification by the Company. The Company will indemnify, hold harmless and defend (a) the Selling Securityholders, (b) each underwriter of Registrable Securities and (c) the directors, officers, partners, members, employees, agents and persons who control each of such Selling Securityholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, if any (each of the persons named in clauses (a), (b) and (c) being a “Company Indemnified Person”), against any losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries whether or not in any court, before any administrative body or by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse each Company Indemnified Person, as such expenses are incurred and are due and payable, for any reasonable legal fees and other reasonable expenses incurred by them in connection with investigating or defending any such Claim within twenty (20) Business Days of written notice thereof; provided that each Company Indemnified Person shall promptly reimburse the Company within two (2) Business Days for that portion of such fees and expenses applicable to such actions for which such Indemnified Person is judicially determined to be not entitled to indemnification hereunder. Notwithstanding anything to the contrary contained herein, the Company shall not be required to indemnify or hold harmless a Company Indemnified Person (A) with respect to a Claim arising out of or based upon (1) any violation of federal or state securities laws, rules or regulations committed by such Company Indemnified Person (or any person who controls it or any agent, broker-dealer or underwriter engaged by it) or in the case of a non-underwritten offering, any failure by such Company Indemnified Person to give any purchaser of Registrable Securities at or prior to the written confirmation of such sale, a copy of the most recent prospectus, (2) an untrue or alleged untrue statement or omission or alleged omission contained in any Registration Statement or prospectus which statement or omission was made in reliance upon and in conformity with written information provided by or on behalf of such Company Indemnified Person specifically for use or inclusion in the Registration Statement or any prospectus, (3) any prospectus used after such time as the Company advised such Company Indemnified Person that the filing of a post-effective amendment or supplement thereto was required, except the prospectus as so amended or supplemented, or (4) any prospectus used after such time as the Company’s obligation to keep the Registration Statement effective and current has expired or been suspended hereunder, provided, that the Company has so advised such Company Indemnified Person; (B) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (C) with respect to any preliminary prospectus, shall not inure to the benefit of a Company Indemnified Person if the untrue or alleged untrue statement or omission or alleged omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3.6 hereof, and such Company Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Claim and such Company Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company Indemnified Person and shall survive the transfer of the Registrable Securities by any of the Securityholders pursuant to Article 10.

6.2 Indemnification by Selling Securityholders. The Selling Securityholders shall indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6.1, the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and persons, if any, who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any other person selling securities pursuant to the Registration Statement, any underwriter of securities covered by such Registration Statement, together with its directors, officers and members, and any person who controls such other person selling securities or underwriter within the meaning of the Securities Act or the Exchange Act (each, a “Securityholder Indemnified Person” and collectively with a Company Indemnified Person, an “Indemnified Person”), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Selling Securityholders expressly for use in connection with such Registration Statement; and such Selling Securityholders will reimburse any reasonable legal or other reasonable expenses ( within twenty (20) Business Days of written notice thereof; provided that each Company Indemnified Person shall promptly reimburse the Company within two (2) Business Days for that portion of such fees and expenses applicable to such actions for which such Indemnified Person is judicially determined to be not entitled to indemnification hereunder as such expenses are incurred and are due and payable) incurred by the Company in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Selling Securityholders, which consent shall not be unreasonably withheld. A Selling Securityholder shall be liable under this Agreement (including this Section 6.2 and Article 7) for only that amount as does not exceed the net proceeds actually received by such Selling Securityholder as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Securityholder Indemnified Person and shall survive the transfer of the Registrable Securities by any of the Securityholders pursuant to Article 10. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.2 with respect to any preliminary prospectus shall not inure to the benefit of any Securityholder Indemnified Person if the untrue or alleged untrue statement or omission or alleged omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Securityholder Indemnified Person failed to utilize such corrected prospectus.

6.3 Notices. Promptly after receipt by an Indemnified Person under this Article 6 of notice of the commencement of any action (including, without limitation, any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Article 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right (at its expense) to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and continue control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person, as the case may be; provided, however, that such indemnifying party shall diligently pursue such defense and an indemnifying party shall not be entitled to assume (or continue) such defense if the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person and the indemnifying party, and any such Indemnified Person reasonably determines that there may be legal defenses available to such Indemnified Person which are different from or in addition to those available to such indemnifying party. Notwithstanding any assumption of such defense and without limiting any indemnification obligation provided for in Section 6.1 or 6.2, the Indemnified Person shall be entitled to be represented by counsel (at its own expense if the indemnifying party is permitted to assume and continue control of the defense and otherwise at the expense of the indemnifying party) and such counsel shall be entitled to participate in such defense. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Article 6, except to the extent that the indemnifying party is actually materially prejudiced in its ability to defend such action.

ARTICLE 7 - CONTRIBUTION

7.1 Contribution. To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 6.1 or 6.2 (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such Registration Statement, and any controlling person of the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), as one entity, and the Selling Securityholders whose Registrable Securities are included in such registration in the aggregate (including for this pur-pose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Selling Securityholders in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined, among other things, by whether such statement, alleged statement, omission, or alleged omis-sion relates to information supplied by the Company or by such Selling Securityholders, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. Subject to the following sentence, the Company and the Selling Securityholders agree that it would be unjust and inequitable if the respective obligations of the Company and the Selling Securityholders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Selling Securityholders and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 7.1. In no case shall any Selling Securityholder be responsible for a portion of the contribution obligation imposed on all Selling Securityholders in excess of the net proceeds actually received by such Selling Securityholder as a result of the sale of Registrable Securities pursuant to such Registration Statement. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 7.1, each person, if any, who controls any Selling Securityholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of each such Selling Securityholder or control person shall have the same rights to contribution as such Selling Securityholder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who signs the Registration Statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 7.1. Anything in this Section 7.1 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 7.1 is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

ARTICLE 8 - REPORTS UNDER THE EXCHANGE ACT

With a view to ensuring the availability of the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company,as a public company whose securities are registered under the Securities Act and the Exchange Act agrees to:

(a)  Continue to comply in all material respects with the provisions of the Securities Act and the Exchange Act, including without limitation the reporting requirements of Rule 144 under the Securities Act ;

(b)  File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as any of the Securityholders owns any Registrable Securities, to furnish to them forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Securityholders may reasonably request in availing itself of any rule or regulation of the SEC allowing any of them to sell any such securities without registration.

ARTICLE 9 -AMENDMENT AND ASSIGNMENT OF REGISTRATION RIGHTS

9.1 Assignment of Registration Rights. The rights of any Securityholder as to Registrable Securities transferred by such Securityholder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assigned by such Securityholder to any transferee of all or any portion of the Registrable Securities, whether such transfer occurs before or after the Registration Statement becomes effective, if: (a) such Securityholder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within 10 days after such assignment, (b) the Company is, within 10 days after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws, and (d) at or before the time the Company receives the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein. The rights of such Securityholder hereunder with respect to any Registrable Securities retained by the Securityholder shall not be assigned by virtue of the transfer of other Registrable Securities.

9.2 Amendment of Registration Rights. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of Registrable Securities may, by the favorable vote of more than 50% of the Registrable Securities and with the written consent of the Company, waive, modify or amend on behalf of all holders, any provisions hereof, so long as the effect thereof will be that all such holders will be treated equally and the Securityholder agrees to be bound by such vote or consent.

ARTICLE 10 - MISCELLANEOUS

10.1 Registered Holders. A person or entity shall be deemed to be the holder (or a holder in interest) of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

10.2 Notices, Etc. All notices and other communications required or permitted under this Agreement shall be sent by registered or certified mail, postage prepaid (if within the United States of America), overnight courier, confirmed facsimile or other electronic transmission or otherwise delivered by hand or by messenger, addressed (a) if to the Securityholder, at such Securityholder’s address set forth on the signature page hereto or at such other address as such Securityholder shall have furnished to the Company in writing, (b) if to the Company, at its offices at: NANOSENSORS, INC., 1475 Veterans Blvd., Redwood City, CA 94063 , to the attention of “President” or at such other address as the Company shall have furnished to the Securityholders in writing, or (c) if any transferee or assignee of a Securityholder pursuant to Section 10.1, at such address as such transferee or assignee shall have furnished to the Company in writing. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been received or given, as applicable, (i) when delivered if delivered personally, (ii) if sent by mail, at the earlier of its receipt or three Business Days after the registration or certification thereof, (iii) if sent by overnight courier, one Business Day (two Business Days if notice is sent from one country to another) after the same has been deposited with a nationally recognized courier service, or (iv) when sent by confirmed facsimile or other electronic transmission, on the day sent (if a Business Day) if sent during normal business hours of the recipient, and if not, then on the next Business Day (provided, that such facsimile or other electronic transmission is followed by delivery via another method permitted by this Section 10.2) and the receipt of the facsimile or other electronic transmission can be verified.

10.3 Delays or Omissions. Except as expressly provided in this Agreement, no delay or omission to exercise any right, power or remedy accruing to any Securityholder upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Securityholder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Securityholder of any breach or default under this Agreement, or any waiver on the part of any Securityholder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Securityholder shall be cumulative and not alternative.

10.4 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed in all respects by the laws of the State of New York without giving effect to the conflicts of laws principles thereof. All suits, actions or proceedings arising out of, or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in any federal or state court of competent subject matter jurisdiction sitting in New York, New York Each of the parties hereto by execution and delivery of this Agreement, expressly and irrevocably (i) consents and submits to the personal jurisdiction of any such courts in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth in Section 10.2 hereof; and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens or any similar basis.

WAIVER OF JURY TRIAL. EACH OF THE PARTIES BY EXECUTION AND DELIVERY OF THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT, FRAUD OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATING TO THIS AGREEMENT.

10.5 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes all prior agreements and merge all prior discussions, negotiations, proposals and offers (written or oral) between them, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

10.6 Successors and Assigns. Subject to Article 9 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the permitted successors, assigns, heirs, executors and administrators of the parties to this Agreement, except that the Company may not assign this Agreement without the written consent of the holders of at least 50% of the then outstanding Registrable Securities; provided that, the Company shall not agree to or consummate any Exchange in which the Registrable Securities are to be exchanged, converted into or otherwise become the securities of any other issuer, without procuring that such issuer assume the liabilities of the Company hereunder, effective upon the consummation of such Exchange on terms that are fair to the Securityholders.

10.7 Titles and Subtitles. The headings in this Agreement are used for convenience of reference only and shall not be considered in construing or interpreting this Agreement.

10.8  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. This Agreement may be delivered by facsimile, and facsimile signatures shall be treated as original signatures for all applicable purposes.

10.9  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.10  Consents. Unless otherwise provided herein, all consents and other determinations to be made pursuant to this Agreement shall be made on the basis of a majority in interest (determined by number of securities) with respect to the Registrable Securities.

10.11 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

10.12 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto, each Securityholder, their permitted successors and assigns and parties eligible for indemnification under Article 6, and only in accordance with the express terms of this Agreement.

10.13 Confidentiality of Agreement, Press Releases and Public Announcements. Except as set forth below, the parties shall, and shall cause their officers, employees and representatives to, treat and hold as confidential the existence and terms of this Agreement at all times. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Company and the holders of at least 50% of the number of Registrable Securities; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law (including applicable securities laws) or any listing or trading agreement concerning its publicly-traded securities to make such disclosure (in which case the disclosing party will use its reasonable efforts to advise the other parties in writing prior to making the disclosure).

10.14 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder and any applicable common law, unless the context requires otherwise. The word “including” shall mean including without limitation and is used in an illustrative sense rather than a limiting sense. Terms used with initial capital letters will have the meanings specified, applicable to singular and plural forms, for all purposes of this Agreement. Reference to any gender will be deemed to include all genders and the neutral form.

10.15 Incorporation of Exhibits, Annexes and Schedules. The Exhibits, Annexes and Schedules identified in this Agreement, if any, are incorporated herein by reference and made a part hereof.

10.16 Termination of Old Registration Rights Agreement. The Old Registration Rights Agreement is hereby terminated, without liability of any party thereto to any other party thereto.

10.17 Independent Nature of Selling Securityholders' Obligations and Rights. The obligations of each Selling Securityholder hereunder is several and not joint with the obligations of any other Selling Securityholder hereunder, and no Selling Securityholder shall be responsible in any way for the performance of the obligations of any other Selling Securityholder hereunder. The decision of each Selling Securityholder to purchase Securities has been made independently of any other Selling Securityholder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Selling Securityholder pursuant hereto or thereto, shall be deemed to constitute the Selling Securityholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Selling Securityholders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Selling Securityholder acknowledges that no other Selling Securityholder has acted as agent for such Selling Securityholder in connection with making its investment hereunder and that no Selling Securityholder will be acting as agent of such Selling Securityholder in connection with monitoring its investment in the Securities or enforcing its rights under this Agreement and the Warrants. Each Selling Securityholder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Selling Securityholder to be joined as an additional party in any proceeding for such purpose.

[Remainder of page left intentionally blank. Signature pages to follow.

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first above written.

COMPANY:	NANOSENSORS, INC.

Date:	By:
Name: Robert Baron
Title: Interim President and CEO

SECURITYHOLDERS:

HOCARI TRUST*	Michael Stone*

James Arias*	SHADOW TRADING LLC*

INVERSIONES De MARSEILLES, S.A.*	WINNIPEG INVESTMENT INC.*

WINDWARD ASSET MANAGEMENT, INC.*	INVERSIONES DE SALAMANCA, S.A.*

Bruce Meyers *	Imtiaz Khan*

INVERSIONES LYONNAISE, S.A.*	SPECULUM CORPORATION*

CYBER ELECTRIC, INC.*	QUADPRO LTD.*

TRINITY-DAGNY CORPORATION*	DECADO INTERNATIONAL S.A.*

William Levy*	Ron Martino*

Sehba Kudiya*	Andre Edelbrock*

Tom Hendren*	Brian Kane*

ROSSARD INVESTMENTS, INC. *	MABRY DEL SUR S.A.*

Zach Zeldin*	Clive Cartlidge*

Angelo Genovese*	Howard Bregman*

Trevor Clarke*	Ryan Tenbusch*

THE GLORIANNA FOUNDATION*

On behalf of all of the foregoing Securityholders, this Registration Rights Agreement is executed:

*By
Barry J. Miller
Agent and Attorney-in-Fact

Barry J. Miller, Esq.
Casa 9, Calle 5, Villa Zaita
Las Cumbres, Republic of Panama